Joint Filer Information



Name:                   Anthony J. Gumbiner

Address:                Le Roccabella, 24 Princess Grace Avenue
                        Monte Carlo, Monaco, 98000

Designated
Filer:                  The Alpha Trust

Issuer
and Ticker
Symbol:                 The Hallwood Group Incorporated (HWG)


Date of
Event Requiring
Statement:              July 6, 2004



Signature:              /s/ Anthony J. Gumbiner
                        ------------------------
                        Anthony J. Gumbiner